As filed with the Securities and Exchange Commission on January 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kelly Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	38-1510762
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 West Big Beaver Road

Troy, Michigan 48084

(248) 362-4444

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel T. Lis

Senior Vice President, General Counsel and

Corporate Secretary

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

(248) 362-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Craig A. Roeder

Christopher M. Bartoli

Baker & McKenzie LLP

130 East Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D., or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, par value $1.00 per share	5,232,500 shares	$28.77	$150,539,025	$16,107.68

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the registrant’s Class A common stock on the Nasdaq Global Market on January 24, 2007. These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, exclusive of dividends and distributions, if any.

Prospectus

Kelly Services, Inc.

5,232,500 Shares

Class A Common Stock

This prospectus relates to resales of shares of our Class A common stock owned by certain selling stockholders. The shares described in this prospectus include shares that have been issued to the selling stockholders in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Kelly Services will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders have advised us that they intend to offer and sell the shares described in this prospectus through one or more underwritten offerings. The terms of any offering, including the number of shares offered and the names of the underwriters managing the offering, will be described in a supplement to this prospectus that we will file with the Securities and Exchange Commission at the time of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell shares unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our Class A common stock is quoted on the Nasdaq Global Market under the symbol “KELYA.” The last reported sale price of our Class A common stock on the Nasdaq Global Market on January 24, 2007 was $29.30 per share. Shares of our Class A common stock are not entitled to voting or conversion rights.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2007.

You should rely only on the information contained in or incorporated by reference in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or the accompanying prospectus supplement. The selling stockholders will be offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

Unless the context otherwise requires, throughout this prospectus and the accompanying prospectus supplement the words “Kelly,” “Kelly Services,” “we,” “us” and “our” refer to Kelly Services, Inc. and its consolidated subsidiaries.

“Kelly™” is a trademark of Kelly Services, Inc. and its affiliated companies. Each of the other trademarks, trade names or service marks appearing in this prospectus or the accompanying prospectus supplement belongs to its respective holder.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, the selling stockholders may, from time to time, sell shares of the Class A common stock described in this prospectus in one or more offering transactions. This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time shares are sold, we will file with the SEC a prospectus supplement that will contain information about the specific terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You also should read this prospectus and the accompanying prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

KELLY SERVICES, INC.

Founded by William R. Kelly in 1946, Kelly Services, Inc. has provided staffing solutions to customers in a variety of industries throughout our 60-year history. Our range of staffing solutions and geographic coverage has grown steadily over the years to match the needs of our customers.

We have evolved from a United States-based company concentrating primarily on traditional office services into a global staffing leader with a breadth of specialty businesses. We now assign professional and technical employees in the fields of finance and accounting, education, engineering, information technology, law, science, health and home care.

We are one of the world’s largest scientific staffing providers, and rank among the leaders in information technology, engineering and financial staffing. These specialty service lines complement our traditional expertise in office services, call center, light industrial and electronic assembly staffing. We also offer innovative staff management solutions for our customers, including outsourcing, consulting, recruitment and vendor management services.

Headquartered in Troy, Michigan, we serve customers in 30 countries and territories. We provide employment for more than 700,000 employees annually to a variety of customers around the globe—including more than 90 percent of the Fortune 500 companies.

Our principal executive offices are located at 999 West Big Beaver Road, Troy, Michigan 48084. Our telephone number is (248) 362-4444. We maintain an Internet website at www.kellyservices.com. The information contained on our website, or on other websites linked to our website, is not part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or variations or negatives thereof or by similar or comparable words or phrases. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us that may be provided by management are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company and economic and market factors in the countries in which we do business, among other things. These statements are not guarantees of future performance, and we have no specific intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, competitive market pressures including pricing, changing market and economic conditions, material changes in demand from large corporate customers, availability of temporary workers with appropriate skills required by customers, increases in wages paid to temporary workers, liabilities for client and employee actions, foreign currency fluctuations, changes in laws and regulations (including federal, state and international tax laws), our ability to effectively implement and manage our information technology programs and our ability to successfully expand into new markets and service lines. Certain of these risk factors are discussed more fully in our filings with the SEC incorporated in this prospectus by reference and in the risk factors included in the accompanying prospectus supplement.

DESCRIPTION OF OUR COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. Shares of our Class A common stock have no voting rights and are not convertible. Shares of our Class B common stock have voting rights and are convertible into shares of Class A common stock on a share-for-share basis at any time at the option of the holder. The holders of our Class B common stock are not entitled to cumulative voting rights for the election of our directors.

Holders of both classes of our common stock are entitled to participate on a share-for-share basis in any dividends declared by our board of directors. Currently, we pay a regular quarterly dividend of $0.125 per share. Both classes of our common stock have identical rights in the event of liquidation. The holders of our Class B common stock have preemptive rights to subscribe for additional shares of Class B common stock, shares of any other voting stock or any security convertible into shares of Class B common stock or other voting stock issued by us. The holders of our Class A common stock are not entitled to preemptive rights. All of the outstanding shares of our common stock are fully paid and nonassessable.

Our certificate of incorporation and bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. For example, our certificate of incorporation establishes a classified or “staggered” board of directors, which means that only approximately one third of our directors are required to stand for election at each annual meeting of our stockholders. In addition, if a potential acquirer were to make a hostile bid for us, the acquirer would not be able to call a special meeting of stockholders to remove our board of directors or act by written consent without a meeting. The acquirer would also be required to provide advance notice of its proposal to replace directors at any annual meeting, and would not be able to cumulate votes at a meeting, which would require the acquirer to hold more shares to gain representation on the board of directors than if cumulative voting were permitted.

Our board of directors also has the ability to issue additional shares of common stock that could significantly dilute the ownership of a hostile acquirer. In addition, Section 203 of the Delaware General Corporation Law limits mergers and other business combination transactions involving 15 percent or greater stockholders of Delaware corporations unless certain board or stockholder approval requirements are satisfied. These provisions and other similar provisions make it more difficult for a third party to acquire us without negotiation.

SELLING STOCKHOLDERS

The following table sets forth, to our knowledge, certain information as of the date of this prospectus regarding the beneficial ownership of our shares by the selling stockholders.

The selling stockholders may sell any or all of the shares described in this prospectus. Because the selling stockholders may offer all or some of the shares described in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of any future offerings. For purposes of this table, we have assumed that, after completion of any future offerings, none of the shares covered by this prospectus will be held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholders. The address of each selling stockholder is c/o Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084.

Name of Selling Stockholder	Shares of Class A Common Stock Owned Prior to the Offering	Shares of Class A Common Stock That May be Offered Hereby	Shares of Class A Common Stock Owned After the Offering	Percentage of Class A Common Stock Owned After the Offering(1)
Terence E. Adderley Revocable Trust A(2)	4,725,885	4,500,000	225,885	0.69%

William R. Kelly Trust for Terence E. Adderley(3)	200,000	100,000	100,000	0.30%

William R. Kelly Marital Trust(4)	3,730,013	287,500	3,442,513	10.45%

Ellin Joyce Adderley Trust(5)	391,000	172,500	218,500	0.66%

Richard J. Kelly Family Trust(6)	667,288	57,500	609,788	1.85%

Janet B. Kelly Trust for Martha Coward Scott(7)	165,000	57,500	107,500	0.33%

Janet B. Kelly Trust for Judith Coward(8)	165,000	57,500	107,500	0.33%

(1)	Based on 32,933,987 shares of Class A common stock issued and outstanding as of December 31, 2006. Assumes that all of the shares of Class A common stock described in this prospectus are sold.
(2)	Terence E. Adderley is the sole trustee of the Terence E. Adderley Revocable Trust A and, in his capacity as trustee, has sole power to direct the investment of the shares of our Class A common stock held by the trust. Mr. Adderley is the sole beneficiary of the trust.
(3)	A.A. Agnello and JP Morgan Chase Bank, N.A. are co-trustees of the William R. Kelly Trust for the benefit of Terence E. Adderley and, in their capacities as co-trustees, have shared power to direct the investment of the shares of our Class A common stock held by the trust. Mr. Adderley is the sole beneficiary of the trust.
(4)	Terence E. Adderley and JP Morgan Chase Bank, N.A. are the co-trustees of the William R. Kelly Marital Trust. Under the terms of the trust agreement, Mr. Adderley, in his capacity as co-trustee, has sole power to direct the investment of shares of our Class A common stock held by the trust. Mr. Adderley is the sole beneficiary of the trust.

(5)	JP Morgan Chase Bank, N.A. is the sole trustee of the Ellin Joyce Adderley Trust and, in its capacity as trustee, has sole power to direct the investment of the shares of our Class A common stock held by the trust.
(6)	A.A. Agnello and JP Morgan Chase Bank, N.A. are co-trustees of the Richard J. Kelly Family Trust. Richard J. Kelly is a nephew of William R. Kelly. The co-trustees and Mr. Kelly have shared power to direct the investment of the shares of our Class A common stock held by the trust. Mr. Adderley is not a beneficiary of the trust.
(7)	A.A. Agnello and JP Morgan Chase Bank, N.A. are co-trustees of the Janet B. Kelly Trust for Martha Coward Scott. Janet Kelly was the wife of Richard H. Kelly and the step-mother of Richard J. Kelly. Martha Coward Scott is the daughter of Janet Kelly. The co-trustees and Ms. Scott have shared power to direct the investment of the shares of our Class A common stock held by the trust. Mr. Adderley is not a beneficiary of the trust.
(8)	A.A. Agnello and JP Morgan Chase Bank, N.A. are co-trustees of the Janet B. Kelly Trust for Judith Coward. Janet Kelly was the wife of Richard H. Kelly and the step-mother of Richard J. Kelly. Judith Coward is the daughter of Janet Kelly. The co-trustees and Ms. Scott have shared power to direct the investment of the shares of our Class A common stock held by the trust. Mr. Adderley is not a beneficiary of the trust.

The beneficiaries of the selling stockholders are or were related family members of Terence E. Adderley. Mr. Adderley is Chairman of our Board of Directors and is our controlling stockholder. Mr. Adderley served as our Chief Executive Officer from 1987 to 2006. The following table sets forth, to our knowledge, certain information as of the date of this prospectus with respect to the beneficial ownership of our shares by Mr. Adderley. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by Mr. Adderley. Mr. Adderley’s address is c/o Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084.

	Class A Common Stock			Class B Common Stock
	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Terence E. Adderley	9,039,923	(2)	27.5%	3,214,265	(3)	92.9%

(1)	Does not include 402,500 shares which Mr. Adderley has a right to acquire through the exercise of stock options currently exercisable or exercisable within 60 days after the date of this prospectus.
(2)	Includes 4,778,941 shares held directly by Mr. Adderley, 3,730,013 shares in the William R. Kelly Marital Trust, of which Mr. Adderley is co-trustee with JP Morgan Chase Bank, N.A., 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JP Morgan Chase Bank, N.A., 200,000 shares in an irrevocable trust, of which Mr. Adderley is a beneficiary, 77,327 shares held in separate trusts of which Mr. Adderley is co-trustee with sole or shared investment power, in which he has no equity interest, and 223,642 shares held in the Estate of Margaret A. Kelly, of which Mr. Adderley is co-personal representative.
(3)	Includes 1,970,751 shares in the Terence E. Adderley Revocable Trust B, of which Mr. Adderley is co-trustee with JP Morgan Chase Bank, N.A., 1,171,189 shares in the William R. Kelly Marital Trust, of which Mr. Adderley is co-trustee with JP Morgan Chase Bank, N.A. and 71,825 shares in the William R. Kelly Trust for the benefit of Terence E. Adderley, of which A.A. Agnello and JP Morgan Chase Bank, N.A. are co-trustees.

The selling stockholders have agreed to reimburse us for all out-of-pocket costs and expenses, including professional fees and expenses, incurred in connection with the offering of the shares described in this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that they intend to offer and sell the shares described in this prospectus through one or more underwritten offerings. The terms of any offering, including the number of shares offered and the names of the underwriters managing the offering, will be described in the prospectus supplement that we will file with the SEC at the time of the offering.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares described in this prospectus. We will not receive any proceeds from the sale of the shares.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares described in this prospectus will be passed upon by Daniel L. Lis, Esq., our Senior Vice President, General Counsel and Corporate Secretary. Mr. Lis beneficially owns 19,734 shares of our Class A common stock and holds presently exercisable options to acquire an additional 3,000 shares of our Class A common stock. If any matters are passed upon by counsel for the underwriters of an offering, that counsel will be named in the prospectus supplement relating to the offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to Kelly Services, Inc.’s Current Report on Form 8-K dated January 24, 2007 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Kelly Service, Inc. for the year ended January 1, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. Our Class A common stock is quoted on the Nasdaq Global Market under the symbol “KELYA.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.kellyservices.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders sell all of the shares covered by this prospectus or the sale of shares by the selling stockholders pursuant to this prospectus is terminated. The documents we incorporate by reference are:

•	our Current Reports on Form 8-K filed with the SEC on February 9, 2006, February 28, 2006, March 2, 2006, April 7, 2006, May 11, 2006, May 17, 2006, November 9, 2006 and January 24, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2006, July 2, 2006 and October 1, 2006;

•	our Annual Report on Form 10-K for the year ended January 1, 2006;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2006; and

•	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on June 14, 1984, including any amendments or reports filed for the purpose of updating that description.

Information in Current Reports on Form 8-K furnished to the SEC, including under Item 2.02 or 7.01 of Form 8-K, prior to, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

You may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Kelly Services, Inc.
999 West Big Beaver Road
Troy, Michigan 48084
(248) 362-4444
Attention: James M. Polehna
Director—Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered. All of such fees and expenses, except for the SEC Registration Fee, are estimated.

SEC Registration Fee	$16,107
Printing and Engraving Fees	75,000
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	75,000
Blue Sky Fees and Expenses	10,000
Transfer Agent and Registrar Fees	10,000
Miscellaneous	25,000

Total	$311,107

The selling stockholders have agreed to reimburse us for all out-of-pocket costs and expenses, including professional fees and expenses, incurred in connection with the offering of the shares described in this prospectus.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article VII, Sections 7 through 11, of our bylaws generally provides that we will be obligated to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Thirteenth of our restated certificate of incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders,

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article Thirteenth may not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of such policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having served as our directors or officers.

Item 16. Exhibits.

Exhibit Number	Exhibit Title
5.1	Opinion of Daniel T. Lis, Esq.

23.1	Consent of Daniel T. Lis, Esq. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included in signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 25th day of January, 2007.

KELLY SERVICES, INC.

By:	/s/ CARL T. CAMDEN
Carl T. Camden,
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Kelly Services, Inc., hereby, severally constitute and appoint each of William K. Gerber and Daniel T. Lis our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ TERENCE E. ADDERLEY Terence E. Adderley	Chairman of the Board of Directors	January 25, 2007

/s/ CARL T. CAMDEN Carl T. Camden	President, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2007

/s/ WILLIAM K. GERBER William K. Gerber	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 25, 2007

/s/ MICHAEL E. DEBS Michael E. Debs	Senior Vice President and Controller (Principal Accounting Officer)	January 25, 2007

/s/ VERNE G. ISTOCK Verne G. Istock	Director	January 25, 2007

/s/ JANE E. DUTTON Jane E. Dutton	Director	January 25, 2007

/s/ MAUREEN A. FAY Maureen A. Fay	Director	January 25, 2007

/s/ DONALD R. PARFET Donald R. Parfet	Director	January 25, 2007

/s/ B. JOSEPH WHITE B. Joseph White	Director	January 25, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
5.1	Opinion of Daniel T. Lis, Esq.

23.1	Consent of Daniel T. Lis, Esq. (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included in signature page)